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                                 EXHIBIT 99.2

                              SERVICES AGREEMENT

This Services Agreement (this "Agreement") is entered into as of April 1, 2004 by and between Cinapsys, Inc., a Delaware Corporation located at 305 N. Coast Hwy. Suite Q, Laguna Beach, California ("Cinapsys"), and Instapay Systems Inc. (OTCBB: IPYS), 98 Shoreline Way, Hampton, Georgia 30228 ("Company"), based on the following facts:

                                   RECITALS

      A. Cinapsys is an independent Investor Relations firm that provides IR/PR and communications services to publicly held companies.

      B. Company wishes Cinapsys to perform, and Cinapsys wishes to perform, certain IR/PR services for Company, as more particularly described below and in accordance with the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to the following terms and conditions, which set forth the rights, duties, and obligations of the parties:

1. PERFORMANCE OF SERVICES

      1.1. PERFORMANCE OF SERVICES. Unless this Agreement is earlier terminated as set forth in Section 7 below, for a 3 (three) month term following the date of this Agreement, Cinapsys agrees to perform the "Services" listed in Appendix A for Company:

      1.2. REVIEW OF INTERVIEWS. Cinapsys shall provide Company with an advance copy of each of the Interviews for review of facts at least one (1) business days prior to publication of each Interview.

      1.3. ADDITIONAL SERVICES. If Company requires additional Services from Cinapsys, the parties agree to negotiate in good faith the terms and conditions of such additional Services, including, without limitation, if applicable, any deliverables, specifications, payment and delivery schedules relating thereto.

      1.4. COOPERATION BY COMPANY. Company shall provide Cinapsys such support, cooperation, information and materials as are reasonably necessary for Cinapsys to perform the Services. Notwithstanding anything in this Agreement to the contrary, Cinapsys shall have no liability resulting from or relating to any delay or failure by Company in providing to Cinapsys such support, cooperation,


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information  and/or  materials.   Company  warrants  that  all  information  and
materials that either provides to Cinapsys will be true and accurate in all material respects.

2. COMPENSATION

      2.1. VALUE OF SERVICES. Company shall cause to be paid to Cinapsys $3,500 (three thousand five hundred dollars) per month. The term of this contract is three months beginning on the date of this agreement, for the Services described in section 1.1 above and detailed in Appendix A. The initial payment is due upon the signing of this Agreement.

3. OWNERSHIP

      Cinapsys shall share all right, title and interest (including, without limitation, all intellectual property rights) in and to any work product or deliverables provided to Company as part of the Services. Except as otherwise provided in Section 7.1.2, Cinapsys hereby grants to Company a non-exclusive license to copy and distribute any or all of the Investor Call Interviews regarding Company.

4. REPRESENTATIONS AND WARRANTIES

      4.1. LIMITED  WARRANTY.  Cinapsys  represents and warrants to Company that
(a) Cinapsys has full power to enter into this Agreement and to perform its obligations hereunder, and (b) Cinapsys has not made and will not make any commitments or agreements inconsistent with this Agreement.

      4.2. EXCLUSIVE WARRANTY. THE EXPRESS WARRANTIES SET FORTH IN SECTION 4.1 CONSTITUTE THE ONLY WARRANTIES MADE BY CINAPSYS WITH RESPECT TO THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES). CINAPSYS MAKES NO OTHER REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES). CINAPSYS EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CINAPSYS DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS REGARDING THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES) IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, CURRENTNESS OR OTHERWISE, OR THAT THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES) WILL BE ERROR-FREE (EXCEPT FOR ANY ERROR THAT RESULTS FROM CINAPSYS' BAD FAITH, WILLFUL NEGLIGENCE OR UNTRUE STATEMENT NOT MADE IN RELIANCE UPON AND IN CONFORMITY WITH INFORMATION PROVIDED TO CINAPSYS BY COMPANY), AND CINAPSYS HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THERE IS ALSO NO IMPLIED WARRANTY OF NON-INFRINGEMENT; THE SOLE REMEDY FOR INFRINGEMENT IS PROVIDED IN SECTION 5. This Section 4.2 shall be enforceable to the maximum extent allowed by applicable law.


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5. INDEMNIFICATION

      5.1. INDEMNIFICATION BY CINAPSYS. Cinapsys shall indemnify, hold harmless and defend Company (and its and their directors, officers, employees, and agents) against any and all damages, costs, expenses, settlements and other liabilities (including reasonable attorneys' fees and costs) arising out of or relating to any claim, suit, action or proceeding to the extent based on any claim that the Services in the form provided to Company by Cinapsys, infringe, misappropriate or violate any U.S. copyright or U.S. trade secret, or that result from Laguna Research Partner's bad faith, willful negligence or contain any untrue statement that is not based upon and in conformity with information provided by Company. This Section 5.1 states the entire liability of Cinapsys and the exclusive remedy of Company with respect to infringement of any intellectual property rights or Cinapsys' bad faith, willful negligence or untrue statements, whether under theory of warranty, indemnity or otherwise.

      5.2. EXCLUSIONS. Cinapsys shall have no liability for, and Company shall indemnify and hold Cinapsys harmless from and against, any claim arising out or relating to: (a) use, operation or combination of any deliverables with any other documentation not provided or authorized by Cinapsys, if liability would have been avoided but for such use or combination; (b) Company's or Company's agents' activities after Cinapsys has notified Company that Cinapsys believes such activities may, if Company engages in such activities, result in any claim, suit, action or proceeding for which Cinapsys would be liable under Section 5.1,
(c) any modifications or marking of any deliverables not specifically made or authorized in writing by Cinapsys; (d) third party product, software or data;
(e) any negligent or willful acts or omissions of Company; or (f) any use of the Services (including, without limitation, any deliverables) outside the geographical boundaries of the United States or Canada.

      5.3. INDEMNIFICATION BY COMPANY. Company shall indemnify, hold harmless and defend Cinapsys (and its and their directors, officers, employees, and agents) against any and all damages, costs, expenses, settlements and other liabilities (including reasonable attorneys' fees and costs) arising out of or relating to any claim, suit, action or proceeding (including, without limitation, reasonable attorneys' fees) arising from or relating to any use of the Services, including, without limitation, any reproduction, modification, distribution or other use of any deliverables, by Company or any party under license from Company (including, without limitation, any claim of infringement of third party rights or any breach of warranty), or that results from Company's bad faith, willful negligence or delivery of untrue statements to Cinapsys.

      5.4. NOTICE; COOPERATION; CONTROL. A party ("Indemnifying Party") shall not be obligated to indemnify, hold harmless and defend the other party ("Indemnified Party") hereunder unless (and only to the extent) the Indemnified Party (a) promptly notifies the Indemnifying Party of any such claim, suit, action or proceeding for which indemnification is sought (provided that any failure to provide such notice shall not diminish Indemnifying Part's obligations under this Section 5 unless, and only to the extent that, the Indemnifying Party is materially prejudiced as a result of any such failure to provide such prompt notice); (b) provides reasonable cooperation to the Indemnifying Party at the Indemnifying Party's expense; and (c) allows the Indemnifying Party to control the defense and any settlement of such claim,


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suit, action or proceeding,  provided that (i) the Indemnified Party may, at its option expense, participate and appear with the Indemnifying Party in such claim, suit, action or proceeding and (ii) neither party may settle any such claim, suit, action or proceeding without the other party's prior written approval, which will not be unreasonably withheld or delayed.

6. LIMITATION OF LIABILITY

      6.1. TO THE EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OF DATA OR INTERRUPTION OF BUSINESS) ARISING FROM OR RELATING TO THIS AGREEMENT OR THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES), EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, HOWEVER CAUSED, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY OR LIMITATION OF LIABILITY.

      6.2. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY OR THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITATION OF LIABILITY OR LIMITED REMEDY, CINAPSYS' ENTIRE AGGREGATE LIABILITY FOR ANY AND ALL CLAIMS ARISING UNDER OR RELATING TO SECTION 4.1 (LIMITED WARRANTY) AND/OR SECTION 5.1 (INDEMNIFICATION BY CINAPSYS), UNDER ANY LEGAL THEORY (WHETHER IN CONTRACT, TORT, INDEMNITY OR OTHERWISE), SHALL NOT EXCEED THE AMOUNT PAID BY COMPANY TO CINAPSYS UNDER THIS AGREEMENT.

7. TERM AND TERMINATION

      7.1. TERM.

      7.1.1 Except as hereinafter provided, this Agreement shall commence on the date first set forth above and, unless sooner terminated as provided in this Agreement, shall continue thereafter for a period of 3 (three) months.

      7.1.2 Notwithstanding Section 7.1.1, Cinapsys may terminate this Agreement immediately if (a) Company fails to make when due any payments to Cinapsys under this Agreement; (b) if Cinapsys determines, in its sole discretion, that Company has failed to provide complete and accurate information necessary for Cinapsys to perform the Services, or that Company is acting or has acted in a manner that damages or could potentially damage Cinapsys' reputation in the business community, or (c) if Company (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) is declared insolvent or admits in writing its insolvency or inability to pay its debts or perform its


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            obligations  as  they  mature;  (iv)  becomes  the  subject  of  any voluntary or involuntary investigation or proceeding in bankruptcy, liquidation, dissolution, receivership, SEC inquiry, attachment or composition or general assignment for the benefit of creditors, provided that, in the case of an involuntary proceeding, the proceeding is not dismissed with prejudice within sixty (60) days after the institution thereof; or (v) becomes delinquent in its reporting (adds an `e' to the symbol) or violates any public listing requirements. If Cinapsys terminates this Agreement in accordance with this Section 7.1.2, then the license granted to Company pursuant to Section 3 shall immediately terminate.

      7.1.3 Notwithstanding Section 7.1.1, Company may terminate this Agreement, upon an aggregate ten (10) business days' prior written notice and opportunity for Cinapsys to cure, if Cinapsys breaches any material term of this Agreement, including, for example only, Cinapsys' failure to deliver any of the reports referred to in Section 1.1 on a timely basis.

7.2.  EFFECT OF TERMINATION.

      7.2.1 TERMINATION OF RIGHTS AND OBLIGATIONS; RETURN OF PROPERTY. Upon any termination of this Agreement, all obligations and rights hereunder shall terminate, except to the extent otherwise provided in this Agreement. Within five (5) business days after any such termination of this Agreement, each party shall return to the other party, or destroy all copies or portions of, all of the other party's property. At either party's request, the other party shall furnish to the requesting party an affidavit signed by an officer of the other party certifying that, to the best of its knowledge, such delivery or destruction has been fully effected.

      7.2.2 NO WAIVER OR RELEASE. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement. Neither party will be liable to the other for damages of any kind which arise solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement by a party will be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

      7.2.3 SURVIVAL. The provisions of Sections 1.4, (to the extent any expenses not previously reimbursed), 3 (except as provided in
            Section 7.1.2), 4.1, 5, 6, 7, 9 and 10 shall survive any termination of this Agreement.

8.    ASSIGNMENT

      Neither party shall assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any rights or obligations under this Agreement without the prior written consent of the other party (or any successor thereto). Any purported assignment, transfer, or delegation by any party other than in accordance with


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the foregoing shall be null and void.  Subject to the foregoing,  this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

9.    GOVERNING LAW.

      This agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

10.   ENTIRE AGREEMENT.

      This Agreement constitutes the complete and exclusive statement of agreement between the parties with respect to the subject matter herein and replaces and supersedes all prior written and oral agreements or statements by and between the parties. No representation, statement, condition or warranty not contained in such agreements will be binding on the parties or have any force or effect whatsoever.



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      IN WITNESS WHEREOF,  the parties have caused this Agreement to be executed by duly authorized representatives of the parties as of the date hereof.

COMPANY                                   CINAPSYS

Instapay Systems Inc.,                    Cinapsys, Inc.
98 Shoreline Way                          305 No. Coast Hwy. Suite Q
Hampton, GA 30228                         Laguna Beach, CA 92651



By:                                       By:
   ----------------------------------        ---------------------------------
            Signature                                    Signature

By:  Harry Hargens                        Name:  Mark B. Moline
   ----------------------------------        ---------------------------------
Title: CEO                                Title: Chief Operations Officer

Date: April 1, 2004                       Date: April 1, 2004


Notwithstanding anything contained herein to the contrary, it is clearly understood and agreed to by the parties that the aforementioned services to be provided by Consultant may or may not involve any capital raising efforts or promotion of the Client's securities. Any such efforts will be expressly stated, with pertinent details outlining the capital raising effort or promotion. It shall be expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner and Client is not obligated to accept any recommendations or close any transactions submitted by Consultant. Consultant shall at all times comply with all State and Federal Securities Laws, rules and regulations and shall not make any statements concerning the Client to any third parties without Client consent. Consultant agrees to indemnify and hold Client harmless from any breach of the securities laws of any state or any federal law, rule, or regulation unless such breach is caused by the direct action of the Client.


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                                  APPENDIX A

WALLSTREETAUDIO.COM AUDIO INTERVIEW - 1 PER QUARTER

      o Question & Answer format, 6-8 questions pre-approved by management and your compliance department;

      o Targeted to institutional money managers as well as retail investors in the U.S. and Europe, reaching Reuter's desktops, Bloomberg terminals and Dow Jones Newswire. PLUS, National US press distribution and European press distribution;

     o Distribution for the Interview through the Best Calls(TM)platform. Event listings will be distributed on the Web sites of OpenCompany
            (TM) Disclosure Network members, including the National Investor Relations Institute (http://www.niri.org), the National Association of Investors Corporation (http://www.better-investing.org), Investor Relations Magazine (http:/www.ironthenet.com) and Institutional Investor Magazine (http://www.iimagazine.com). The OpenCompany(TM)network includes more than 500,000 individual and institutional investors, securities lawyers, CEOs, corporate secretaries and other members of the shareholder communications community;

      o Distribution (for qualified companies) throughout Europe, via our syndication partner;

      o     Transcription of your interview in .pdf form;

      o TAP (Technical Analysis Program) we will provide a TAP for your Company; o Quantitative analysis of viewers, find out how many people heard your interview;

      o     Corporate profile on WSA;

      o Prominently featured in our WSA Newsletter, which reaches over 3,000 investors.

o     WEBSITE AND INVESTOR DATABASE DEVELOPMENT

      o Ground up conception to development. We handle the creative, backend programming and day-to-day management of your website;

      o     Website hosting and unlimited email accounts;

      o Installation and maintenance of an SEC compliant IR datafeed (professional IR section for your investors!);

      o Investor database. We will build an interactive investor database on your website that will collect names and information and email your releases and SEC filings DIRECTLY to your investors.

o     PUBLIC WIRE RELEASES

      o We will publish 4 press releases per month for your company;* o Includes copy editing services (we will write your releases from scratch or simply edit your copy).

o     SEC FILINGS

      o     We will publish 1 8K per month for your Company;

      o We will facilitate filings through our partner network at favorable, discounted rates.


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|X|   DEVELOPMENT OF INVESTOR COLLATERAL

      o Our editorial staff will develop a broker `tear sheet' and 6-7 page corporate profile on your Company, suitable for inclusion with your investor kit;

      o We will work with you to develop an investor kit if none is currently available.**

|X|   PRESS AND MEDIA MANAGEMENT CAMPAIGN

      o We will work with you to develop a full release calendar, timing releases and important press announcements for utmost effectiveness;

      o Periodicals and trade publications contacted. We will establish relationships with the editors of periodicals important to your industry;

      o News clipping service. We will perform competitive analysis and track your news and the news of your competitors to keep you on top of what is happening in your industry.

|X| PRODUCTION AND HOSTING OF QUARTERLY CONFERENCE CALL o We will coordinate your quarterly conference call; o We will host your quarterly conference call and archive it on WSA;

o     Distribution of the conference call through the Best Calls(TM)platform.
            Event listings will be distributed on the Web sites of OpenCompany(TM)Disclosure Network members, including the National Investor Relations Institute (http://www.niri.org), the National Association of Investors Corporation (http://www.better-investing.org), Investor Relations Magazine (http:/www.ironthenet.com) and Institutional Investor Magazine (http://www.iimagazine.com). The OpenCompany(TM)network includes more than 500,000 individual and institutional investors, securities lawyers, CEOs, corporate secretaries and other members of the shareholder communications community;

|X|   SHAREHOLDER SERVICES

      o Our staff will answer investor phone calls and inquiries for information;

      o We will provide you with an investor email address at Cinapsys (i.e. IR_IBM@CINAPSYS.COM) and a toll-free number for your investors to reach us.

* Press releases include the first 500 words, metro circuit + Internet, trades and disclosure. Add'l words billed at $25.00/100 add'l words.
** Printing and postage is not included in the retainer fee and will be billed separately plus 15%



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